Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-76214 effective January 2, 2002 of FMC Technologies, Inc. on Form S-8 of our report relating to the financial statements and supplemental schedule of the FMC Technologies, Inc. Savings and Investment Plan dated June 20, 2013, appearing in this Annual Report on Form 11-K for the year ended December 31, 2012.

/s/ McConnell & Jones LLP

Houston, Texas
June 20, 2013